                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -------------------------

                                     FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) May 7, 2002
                                                --------------------------------


                             The Liberty Corporation
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               (Exact name of Registrant as Specified in Charter)


       South Carolina                1-5846                      57-0507055
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(State or Other Jurisdiction    (Commission File               (IRS Employer
     of Incorporation)               Number)                Identification No.)


135 South Main Street, Greenville, SC                              29601
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code          (864) 241-5400
                                                  ------------------------------

                                      n/a
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         (Former Name or Former Address, if Changed Since Last Report)



ITEM 9. REGULATION FD DISCLOSURE.

[LIBERTY CORPORATION LETTERHEAD]

     For further information: Howard Schrott, 864-241-5400


                LIBERTY CORPORATION REPORTS FIRST QUARTER RESULTS

     Greenville, SC (May 7, 2002) - The Liberty Corp. (NYSE: LC) today reported financial results for quarter ended March 31, 2002. Liberty owns and operates 15 network-affiliated television stations along with other ancillary businesses.

     For the quarter, net revenue increased two percent to $42.8 million compared with $41.9 million for the prior year while broadcast cash flow increased over nine percent to $15.7 million from $14.4 million from the same period one year ago. Broadcast cash flow, a commonly used measurement used to evaluate the operating performance of media properties, is operating income plus depreciation and amortization, non-cash compensation, corporate cash expenses, non-recurring and certain other items.

     "We are cautiously encouraged by the tone of business in the first quarter," commented Hayne Hipp, Chief Executive Officer of Liberty. "As dominant stations in virtually all of our markets, Liberty properties are uniquely positioned to take full advantage of revenue opportunities as the pace of business begins to accelerate."

     In addition, effective in 2002, Liberty has adopted SFAS 142, which establishes new accounting rules for amortization of goodwill and other intangible assets such as FCC

     LC REPORTS THIRD QUARTER RESULTS
     PAGE 2
     MAY 7, 2002


     licenses. As a result, amortization expense associated with these items will be reduced by approximately $15 million over the coming year, and the Company will take a one-time after-tax charge of $47.4 million to reflect the cumulative effect of this change in accounting principle.

     A major group broadcaster, Liberty owns fifteen network-affiliated television stations, including eight NBC affiliates (WAVE-TV, Louisville, KY; WIS-TV, Columbia, SC; WLBT-TV, Jackson, MS; WFIE-TV, Evansville, IN; WSFA-TV, Montgomery, AL; KCBD-TV, Lubbock, TX; WALB-TV, Albany, GA and KPLC-TV, Lake Charles, LA); five ABC affiliates (KLTV-TV, Tyler, TX; KTRE-TV, the satellite affiliate of KLTV in Lufkin, TX; WLOX-TV, Biloxi, MS; WWAY-TV, Wilmington, NC and KAIT-TV, Jonesboro, AR); and two CBS affiliates (WTOL-TV, Toledo, OH and KGBT-TV, Harlingen, TX). In addition, Liberty owns CableVantage Inc., a cable advertising sales subsidiary; Take Ten Productions, a video production facility; and Broadcast Merchandising Company, a professional broadcast equipment dealership.

     Liberty has operational agreements and equity positions in WorldNow, the leading provider of Internet technology solutions for local media companies; MyWeather, developer of innovative technologies to provide personalized weather on the web, and iBlast, the nation's largest wireless data broadcast distribution network that provides a fast, cost-effective "last mile" solution for content providers and consumers.

     For further information about Liberty, visit the corporate website, http://www.libertycorp.com/

                                    * * * * *

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information contained herein or in any other written or oral statements made by, or on behalf of the Company, is or may be viewed as forward-looking. The words "expect," "believe," "anticipate" or similar expressions identify forward-looking statements. Although the Company has used appropriate care in developing any such forward-looking information, forward-looking information involves risks and uncertainties that could significantly impact actual results. These risks and uncertainties include, but are not limited to, the following: changes in national and local markets for television advertising; changes in general economic conditions, including the performance of financial markets and interest rates; competitive, regulatory, or tax changes that affect the cost of or demand for the Company's products; and adverse litigation results. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise.

     Broadcast cash flow is a commonly used measurement to evaluate the operating performance of media properties, and is not a measure of financial performance under generally accepted accounting principles.



                                     -MORE-


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                             THE LIBERTY CORPORATION
                          INCOME STATEMENT INFORMATION

                                                            THREE MONTHS ENDED
                                                                  MARCH 31,
                                                           --------------------
(In 000's, except per share data)                            2002         2001
                                                           --------     -------
                                                                 Unaudited
REVENUES
  Station revenues (net of commissions)                    $ 39,510     $39,066
  Cable advertising and other revenues                        3,316       2,875
                                                           --------     -------
   NET REVENUES                                              42,826      41,941
                                                           --------     -------

EXPENSES
Operating expenses                                           26,857      25,599
Amortization of program rights                                1,852       1,964
Depreciation and amortization of intangibles                  4,720       7,872
Corporate, general, and administrative expenses               2,805       2,930
                                                           --------     -------
   TOTAL OPERATING EXPENSES                                  36,234      38,365

OPERATING INCOME                                              6,592       3,576

Net investment income                                             2       3,348
                                                           --------     -------
INCOME BEFORE INCOME TAXES                                    6,594       6,924
Provision for income taxes                                    2,506       2,631
                                                           --------     -------
INCOME BEFORE THE CUMULATIVE EFFECT OF A CHANGE IN
   ACCOUNTING PRINCIPLE                                       4,088       4,293
CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE       (47,388)       --
                                                           --------     -------
    NET INCOME                                             $ 43,300)    $ 4,293
                                                           ========     =======

DILUTED EARNINGS PER SHARE:
Diluted earnings before the cumulative effect of a change
   in accounting principle  per common share               $   0.21     $  0.22
Cumulative effect of a change in accounting principle         (2.40)       --
                                                           --------     -------
Diluted earnings per common share                          $  (2.19)    $  0.22
                                                           ========     =======

Weighted average common dilutive shares                      19,748      19,627
Actual common and common equivalent shares outstanding at
   end of period                                             19,746      19,740


RECONCILIATION OF OPERATING INCOME TO
  ADJUSTED BROADCAST CASH FLOW

Operating income per income statement                      $  6,592     $ 3,576
Add:
  Depreciation and amortization                               4,720       7,872
  Adj. for network compensation due vs. accrued               1,234        --
  Non-cash compensation                                         615          76
                                                           --------     -------
OPERATING CASH FLOW                                        $ 13,161     $11,524
  Corporate cash expenses                                     2,556       2,834
                                                           --------     -------
BROADCAST CASH FLOW                                        $ 15,717     $14,358
                                                           ========     =======



                                      -END-

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   THE LIBERTY CORPORATION


                                   By:  /s/ Martha Williams
                                        ----------------------------------------
                                        Name:  Martha Williams
                                        Title: Vice President, General Counsel
                                               and Secretary

                                   May 7, 2002